YUM! BRANDS, INC. TO DISCUSS FURTHER DETAILS OF SEPARATION INTO TWO INDEPENDENT COMPANIES WITH STRONG GROWTH PROFILES AT ANNUAL INVESTOR CONFERENCE TODAY

ANNOUNCES INTENTION TO RETURN UP TO $6.2 BILLION TO SHAREHOLDERS PRIOR TO SEPARATION COMPLETION

CONFIRMS 2015 EPS GUIDANCE AND PROVIDES 2016 OPERATING PROFIT OUTLOOK

PROVIDES NOVEMBER CHINA DIVISION SALES UPDATE AND REAFFIRMS CHINA DIVISION FOURTH QUARTER SALES GUIDANCE

LOUISVILLE, KY - December 10, 2015 - Yum! Brands, Inc. (NYSE: YUM) will discuss further details of its planned separation into two independent publicly-traded companies, with strong growth prospects for each, during its annual investor conference today in Plano, TX. The Company will outline how the separation transaction will enable Yum! to transform from one company with a previous growth target of at least 10% EPS growth into two companies each targeting an estimated 15% shareholder return per year (EPS growth + Dividend yield). Furthermore, following through on its commitment to return substantial capital to shareholders in conjunction with its business separation, Yum! intends to return up to $6.2 billion of capital to its shareholders between the separation announcement date of October 20, 2015 and the actual business separation, which is expected to be completed by the end of 2016.

In connection with today’s conference, Yum! Brands also confirmed its forecast of about flat to low-single-digit positive full-year 2015 EPS growth, excluding Special Items; provided an operating profit outlook for 2016; and reported China same-store sales for November, while reaffirming its fourth-quarter China same-store sales guidance.

“We continue to make solid progress on our planned separation into two independent, publicly-traded companies - Yum! Brands and Yum! China - each with compelling growth strategies, distinct investment characteristics, and optimized capital structures,” said Greg Creed, Yum! Brands Chief Executive Officer. We believe this transaction is a classic example of ‘one plus one equaling more than two’ as it will enable each company to realize its full potential and achieve greater value on a standalone basis. By optimizing our capital structure, we will move from a previous growth target model of at least 10% EPS delivered by one company, to building two, strong, independent companies that each have the potential to deliver an estimated 15% annual shareholder return. Additionally, I’m very pleased to announce that we intend to return up to $6.2 billion of capital to shareholders prior to the completion of the separation, reflecting our ongoing commitment to generate increased returns for shareholders while underscoring our confidence in Yum!’s long-term growth prospects and strong financial position.”

Mr. Creed concluded, “This is an exciting time for our company, and I’m confident the completion of this separation transaction will result in two unique and attractive investment opportunities for all our shareholders.”

Today’s presentations can be followed live via webcast beginning at 9:45 EST at:
http://edge.media-server.com/m/p/w7kec5dh.

Yum! China Highlights - Beginning 2017

•	Targeting ongoing EPS growth of approximately 15% annually after the separation

•	Premier independent restaurant company in China, with exclusive rights to the KFC, Pizza Hut and Taco Bell brands in China and the opportunity to add new brands

•	Industry-leading development capability, supply chain infrastructure and brand strength in the world’s fastest-growing major economy

•	Opportunity to triple unit count over the long term, with current new-unit economics delivering approximately three-year pretax cash paybacks

•	Capacity to support substantial same-store sales growth

•	No significant external debt and significant free cash flow, enabling shareholder cash returns and investment in new growth engines

•	Strong and experienced management team, led by Micky Pant

New Yum! Brands Highlights - Beginning 2017

•	Targeting ongoing shareholder return (defined as EPS growth plus dividend yield) of approximately 15% annually after the separation

•	Intends to be 96% franchised by the end of 2017, with operating margins and capital expenditures consistent with a reduced ownership business model

•	Targeting a sustained leverage ratio of approximately 5X EBITDA which supports substantial ongoing capital returns

•	Diversified model with three category-leading brands

•	Opportunity to triple unit count over the long term driven by emerging market strength

•	Significant headroom for same-store sales growth

•	Will receive an agreed license fee of 3% of system sales for KFC, Pizza Hut and Taco Bell in China - with no initial fees for new units opened in China

•	Strong and seasoned management team, led by Greg Creed

2016 Operating Profit Growth Targets

•	Yum! Brands currently expects to grow operating profit in constant currency of 10% in 2016 with the following targets by division, excluding special items:

◦	China Division: 10%

◦	KFC Division: 10%

◦	Pizza Hut Division: 5%

◦	Taco Bell Division: 6%

◦	53rd week benefit to overall Operating Profit: 1.5% (not included in growth rates above)

•	Currently estimating negative impact of 2 percentage points to operating profit from foreign currency translation

•	Additional details behind these operating profit growth targets can be found at http://yum.com/investors/guidance.asp

•	The company is guiding on overall operating profit (vs. its customary EPS) given the significant return of capital anticipated in 2016 with timing and pricing yet to be determined

•	Operating profit growth targets assume no impact from separation

November 2015 China Division Sales

Yum! Brands, Inc.’s China Division’s November same-store sales declined an estimated 3% year-over-year, including a 1% decline at KFC and a decline of 9% at Pizza Hut Casual Dining. The Company is reiterating its guidance for fourth-quarter China Division same-store sales growth of 0% to 4%, with positive same-store sales growth at KFC and negative same-store sales at Pizza Hut Casual Dining.

Additional Information
Definitions of terms are available online at www.yum.com under “Investors”.

Forward-Looking Statements. This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders as well as the related borrowing required to fund such capital return, the planned separation of the Yum! Brands and Yum! China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum! China businesses on a standalone basis if the separation is completed. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all, as well as the corresponding costs of borrowing to fund such capital return as well as other costs; whether the separation of the Yum! Brands and Yum! China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at http://yum.com/investors.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 125 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2014 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opens over five new restaurants per day on average, making it a leader in international retail development.

Analysts are invited to contact:
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact:
Virginia Ferguson, Director Public Relations, at 502/874-8200